Exhibit 99.1

                              LETTER OF TRANSMITTAL
                          REPUBLIC NEW YORK CAPITAL II
                              OFFER TO EXCHANGE ITS
                            7.53% CAPITAL SECURITIES
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                            7.53%% CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                           PURSUANT TO THE PROSPECTUS
                         DATED __________________, 1997

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
  NEW YORK CITY TIME, ON _________________, 1997, UNLESS THE OFFER IS EXTENDED.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                              BANKERS TRUST COMPANY

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
        By mail:                   By hand:                By overnight mail:
        --------                   --------                ------------------
BT Services Tennessee, Inc.   Bankers Trust Company    BT Services Tennessee, Inc.
   Reorganization Unit         Corporate Trust and        Reorganization Unit
    P.O. Box 292737               Agency Unit              Grassmere Park Dr.
Nashville, TN  37229-2737     123 Washington Street        Nashville, TN  37211
                              First Floor Window
                               New York, NY 10008
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                              For information call:
                                 (800) 735-7777

                             Confirm: (615)835-3572
                            Facsimile: (615) 835-3701

      DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS LETTER OF TRANSMITTAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS CONTAINED HEREIN SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

      The undersigned acknowledges that he or she has received the Prospectus, dated _____________, 1997 (the "Prospectus"), of Republic New York Capital II (the "Trust") and Republic New York Corporation ("Republic" or the "Corporation"), and this Letter of Transmittal (the "Letter of Transmittal"), which together constitute the Trust's and the Corporation's offer (the "Exchange Offer") to exchange up to $200,000,000 aggregate Liquidation Amount of the Trust's 7.53% Capital Securities (the "Exchange Capital Securities") for a like Liquidation Amount of its outstanding 7.53% Capital Trust Securities (the "Old Capital Securities" and, together with the Exchange Capital Securities, the "Capital Securities"). The terms of the Exchange Capital Securities are identical in all material respects to the Old Capital Securities, except the Exchange Capital Securities have been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the Distribution rate thereon. The term "Expiration Date" shall mean 5:00 p.m., New York City time, on _________, 1997, unless the Exchange Offer is extended as provided in the Prospectus, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus (as defined below).

      This Letter of Transmittal is to be completed by holders of Old Capital Securities (as defined below) either (i) if Old Capital Securities are forwarded herewith or (ii) if tender of Old Capital Securities is to be made by book-entry transfer to an account maintained by Bankers Trust Company (the "Exchange Agent") at The Depository Trust Company ("DTC") pursuant to the procedures set forth in "The Exchange Offer--Procedures for Tendering Old Capital Securities" in the Prospectus.

      Holders of Old Capital Securities whose certificates (the "Certificates") for such Old Capital Securities are not immediately available or who cannot deliver their Certificates and all other required documents to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date or who cannot complete the procedures for book-entry transfer on a timely basis must tender their Old Capital Securities according to the guaranteed delivery procedures set forth in "The Exchange Offer--Procedures for Tendering Old Capital Securities" in the Prospectus. See Instruction 1.

      The term "Holder" with respect to the Exchange Offer means any person in whose name Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Holders who wish to tender their Old Capital Securities must complete this Letter of Transmittal in its entirety.
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            PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY
                  BEFORE COMPLETING THIS LETTER OF TRANSMITTAL

                     ALL TENDERING HOLDERS COMPLETE THIS BOX
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
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                DESCRIPTION OF OLD CAPITAL SECURITIES TENDERED
---------------------------------------------------------------------------------------------------------------
                                             OLD CAPITAL             LIQUIDATION                 NUMBER OF
                                              SECURITIES              AMOUNT OF              BENEFICIAL HOLDERS
NAME AND ADDRESS OF                         TENDERED (ATTACH          OLD CAPITAL              FOR WHOM OLD
  REGISTERED HOLDER        CERTIFICATE     ADDITIONAL LIST IF      SECURITIES TENDERED      CAPITAL SECURITIES
(PLEASE FILL IN IF BLANK)   NUMBERS*           NECESSARY)          (IF LESS THAN ALL)**          ARE HELD
---------------------------------------------------------------------------------------------------------------


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TOTAL AMOUNT TENDERED:
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*   Need not be completed by book-entry holders.

** Old Capital Securities may be tendered in whole or in part in denominations of $100,000 Liquidation Amount and integral multiples of $1,000 in excess thereof; provided that if any Old Capital Securities are tendered for exchange in part, the untendered Liquidation Amount thereof must be $100,000 or any integral multiple of $1,000 in excess thereof. All Old Capital Securities held shall be deemed tendered unless a lesser number is specified in this column.

--------------------------------------------------------------------------------

           (BOXES BELOW TO BE CHECKED BY ELIGIBLE INSTITUTIONS ONLY)

[_] CHECK HERE IF TENDERED OLD CAPITAL SECURITIES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN DTC MAY DELIVER CAPITAL SECURITIES BY BOOK-ENTRY TRANSFER (SEE INSTRUCTION 1)):

       Name of Tendering Institution:----------------------------------------
       DTC Account Number:---------------------------------------------------
       Transaction Code Number:----------------------------------------------

[_] CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF TENDERED OLD CAPITAL SECURITIES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING (SEE INSTRUCTION 5):

       Name of Registered Holders(s):----------------------------------------
       Window Ticket Number (if any):----------------------------------------
       Date of Execution of Notice of Guaranteed Delivery:------------------- Name of Institution which Guaranteed Delivery:------------------------

       If Guaranteed Delivery is to be made By Book-Entry Transfer:

       Name of Tendering Institution:----------------------------------------
       DTC Account Number:---------------------------------------------------
       Transaction Code Number:----------------------------------------------

[_] CHECK HERE IF OLD CAPITAL SECURITIES TENDERED BY BOOK-ENTRY TRANSFER BUT NOT EXCHANGED ARE TO BE RETURNED BY CREDITING THE DTC ACCOUNT NUMBER SET FORTH ABOVE.

[_] CHECK HERE IF YOU ARE A BROKER-DEALER WHO ACQUIRED THE OLD CAPITAL SECURITIES FOR ITS OWN ACCOUNT AS A RESULT OF MARKET-MAKING OR OTHER TRADING ACTIVITIES (A "PARTICIPATING BROKER-DEALER") AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

       Name:
            -----------------------------------------------------------------
       Address:
               --------------------------------------------------------------
       Area Code and Telephone Number:
                                      ---------------------------------------
       Contact Person:
                      -------------------------------------------------------

Ladies and Gentlemen:

      The undersigned hereby tenders to the Trust and the Corporation the above described aggregate Liquidation Amount of Old Capital Securities in exchange for a like aggregate Liquidation Amount of Exchange Capital Securities.

      Subject to and effective upon the acceptance for exchange of all or any portion of the Old Capital Securities tendered herewith in accordance with the terms and conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to or upon the order of the Trust all right, title and interest in and to such Old Capital Securities as are being tendered herewith. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as its agent and attorney-in-fact (with full knowledge that the Exchange Agent is also acting as agent of the Corporation and the Trust in connection with the Exchange Offer) with respect to the tendered Old Capital Securities, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), subject only to the right of withdrawal described in the Prospectus, to (i) deliver Certificates for Old Capital Securities together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Trust, upon receipt by the Exchange Agent, as the undersigned's agent, of the Exchange Capital Securities to be issued in exchange for such Old Capital Securities,
(ii) present Certificates for such Old Capital Securities for transfer, and to transfer the Old Capital Securities on the books of the Trust, and (iii) receive for the account of the Trust all benefits and otherwise exercise all rights of beneficial ownership of such Old Capital Securities, all in accordance with the terms and conditions of the Exchange Offer.

      THE UNDERSIGNED HEREBY REPRESENTS AND WARRANTS THAT THE UNDERSIGNED HAS FULL POWER AND AUTHORITY TO TENDER, EXCHANGE, SELL, ASSIGN AND TRANSFER THE OLD CAPITAL SECURITIES TENDERED HEREBY AND THAT, WHEN THE SAME ARE ACCEPTED FOR EXCHANGE, THE TRUST WILL ACQUIRE GOOD, MARKETABLE AND UNENCUMBERED TITLE THERETO, FREE AND CLEAR OF ALL LIENS, RESTRICTIONS, CHARGES AND ENCUMBRANCES, AND THAT THE OLD CAPITAL SECURITIES TENDERED HEREBY ARE NOT SUBJECT TO ANY ADVERSE CLAIMS OR PROXIES. THE UNDERSIGNED WILL, UPON REQUEST, EXECUTE AND DELIVER ANY ADDITIONAL DOCUMENTS DEEMED BY THE CORPORATION, THE TRUST OR THE EXCHANGE AGENT TO BE NECESSARY OR DESIRABLE TO COMPLETE THE EXCHANGE, ASSIGNMENT AND TRANSFER OF THE OLD CAPITAL SECURITIES TENDERED HEREBY. THE UNDERSIGNED HAS READ AND AGREES TO ALL OF THE TERMS OF THE EXCHANGE OFFER.

      The name(s) and address(es) of the registered holder(s) of the Old Capital Securities tendered hereby should be printed above, if they are not already set forth above, as they appear on the Certificates representing such Old Capital Securities. The Certificate number(s) and the Old Capital Securities that the undersigned wishes to tender should be indicated in the appropriate boxes above.

      If any tendered Old Capital Securities are not exchanged pursuant to the Exchange Offer for any reason, or if Certificates are submitted for more Old Capital Securities than are tendered or accepted for exchange, Certificates for such nonexchanged or nontendered Old Capital Securities will be returned (or, in the case of Old Capital Securities tendered by book-entry transfer, such Old Capital Securities will be credited to an account maintained at DTC), without expense to the tendering holder, promptly following the expiration or termination of the Exchange Offer.

      The undersigned understands that tender of Old Capital Securities pursuant to any one of the procedures described in "The Exchange Offer--Procedures for Tendering Old Capital Securities" in the Prospectus and in this Letter of Transmittal, and the Corporation's and the Trust's acceptance for exchange of such tendered Old Capital Securities, will constitute a binding agreement between the undersigned, the Corporation and the Trust upon the terms and subject to the conditions of the Exchange Offer. The undersigned recognizes that, under certain circumstances set forth in the Prospectus, the Corporation and the Trust may not be required to accept for exchange any of the Old Capital Securities tendered hereby.

      Unless otherwise indicated herein in the box entitled "Special Issuance Instructions" below, the undersigned hereby directs that the Exchange Capital Securities be issued in the name(s) of the undersigned or, in the case of book-entry transfer of Old Capital Securities, that such Exchange Capital Securities be credited to the account indicated above maintained at DTC. If applicable, substitute Certificates representing Old Capital Securities not exchanged or not accepted for exchange will be issued to the undersigned or, in the case of a book-entry transfer of